Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

OF

WATERS INSTRUMENTS, INC.

ARTICLE 1 – NAME

1.1)          The name of the corporation shall be Waters Instruments, Inc.

ARTICLE 2 – REGISTERED OFFICE

2.1)          The registered office of the corporation is located at 2411 Seventh Street, N.W., Rochester, Minnesota 55903.

ARTICLE 3 – CAPITAL STOCK

3.1)          The total authorized number of shares of the corporation shall be 2,120,000 shares, consisting of 120,000 shares of Preferred Stock with a par value of $25 per share and 2,000,000 shares of Common Stock with a par value of $.10 per share.

3.2)          The Preferred Stock shall have the following rights, privileges and limitations:

(a)           Holders of Preferred Stock shall not be entitled to vote at any time or under any circumstances except as may be required by the Statutes of the State of Minnesota.

(b)           Unless all dividends accumulated or accrued upon outstanding shares of Preferred Stock shall have been paid or set apart from the surplus or net earnings of the corporation, no dividends (other than dividends payable solely in shares of Common Stock) shall be declared or paid upon Common Stock.

(c)           In the event of any liquidation, dissolution or winding up of the corporation, holders of Preferred Stock shall be entitled to receive the liquidation price thereof in full plus any unpaid dividends accrued thereon to the date of distribution before any distributions shall be made on account of the Common Stock.  After such payment to the holders of Preferred Stock, any remaining assets of the corporation available for distribution shall be distributed solely for the ratable benefit of the holders of Common Stock.

(d)           Preferred Stock may be issued in such services and with such relative rights, preferences and restrictions as may be determined by the Board of Directors pursuant to Section 3.3 of this Article 3.

3.3)          The Board of Directors is authorized, subject to limitations prescribed by law, from time to time to provide for the issuance of Preferred Stock in one or more series and to establish the dividend rate or amount, the redemption price, the liquidation price, the conversion rates, the sinking or purchase fund rights, and the number of shares constituting any such series.  Shares shall not be issued hereunder until a certified copy of the resolution duly adopted by the Board of Directors establishing any such series of Preferred Stock and the terms thereof shall have been filed for record in the manner provided by law.

3.4)          The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

3.4)          The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

ARTICLE 4 – RIGHTS OF SHAREHOLDERS

4.1)          No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

4.2)          There shall be no cumulative voting by the shareholders of the corporation.

ARTICLE 5 – WRITTEN ACTION BY DIRECTORS

5.1)          Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

ARTICLE 6 – MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

6.1)          Where approval of shareholders is required by law the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations,

(iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.

ARTICLE 7 – AMENDMENT OF ARTICLES OF INCORPORATION

7.1)          Any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by either (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares entitled to vote or (ii) except as otherwise required by law, the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote provided such amendment does not receive the negative vote of the holders of more than twenty-five percent (25%) of the voting power of all shares entitled to vote.

Filed with the State of Minnesota

May 19, 1983

STATE OF MINNESOTA

DEPARTMENT OF STATE

To All To Whom These Presents Shall Come, Greeting:

Whereas, an Agreement of Merger by and between International Electric Co., an unqualified Illinois corporation and Waters Instruments, Inc., a Minnesota corporation, and the directors thereof duly signed, certified and acknowledged under oath, has been filed for record in this office on the 27th day of November, 1985, at 4:30 P.M., for the merger of International Electric Co. into Waters Instruments, Inc., which corporation will continue as the surviving corporation pursuant to the provisions of Sections 302A.651, inclusive, Minnesota Statutes.

Now, Therefore, I, Joan Anderson Growe, Secretary of State of the State of Minnesota, by virtue of the powers and duties vested in me by law, do hereby certify that said above named corporations are legally merged and made an existing corporation under the name Waters Instruments, Inc., effective November 30, 1985, with the powers, rights and privileges and subject to the limitations, duties and restrictions which by law appertain thereto.

WITNESS my official signature hereunto subscribed and the Great Seal of the State of Minnesota hereunto affixed this 27th day of November, 1985.

/s/ Joan Anderson Growe
Secretary of State
State of Minnesota
Department of State

ARTICLES OF MERGER

OF

INTERNATIONAL ELECTRIC CO.

INTO

WATERS INSTRUMENTS, INC.

Pursuant to the provisions of the Minnesota Statutes, Chapter 302A, and particularly Section 302A.621 thereof, and the Illinois Business Corporation Act, and particularly Section 11.30 thereof, the following Articles of Merger are executed on the date hereinafter set forth:

FIRST:  Attached hereto as Exhibit A is a copy of the Plan of Merger adopted by resolution approved by the unanimous affirmative vote of the members of the Board of Directors of Waters Instruments, Inc., a Minnesota corporation, to merge International Electric Co., an Illinois corporation, into Waters Instruments, Inc.

SECOND:  International Electric Co. has 1,839 outstanding shares, all of which are owned by Waters Instruments, Inc.

THIRD:  The merger shall be effective on November 30, 1985, or the date on which these Articles of Merger are filed with the Secretary of State, whichever is later.

Executed on November 21, 1985, at Rochester, Minnesota.

WATERS INSTRUMENTS, INC.

		By	/s/ Thomas A. Burton
Thomas A. Burton, President

		And	/s/ James M. Liberko
James M. Liberko, Secretary

STATE OF MINNESOTA	)
) SS.
COUNTY OF OLMSTED	)

The foregoing instrument was acknowledged before me this 21st day of November, 1985, by Thomas A. Burton, President of Waters Instruments, Inc., a Minnesota corporation, on behalf of the corporation.

(Notarial Seal)	/s/ Rhonda E. Henry
Notary Public
Rhonda E. Henry

EXHIBIT A

Approval of Plan of Merger

RESOLVED, that the following Plan of Merger of International Electric Co. into Waters Instruments, Inc. be and it hereby is adopted and approved:

Waters Instruments, Inc., as the owner of all of the outstanding shares of International Electric Co., shall merge International Electric Co. into Waters Instruments, Inc. in accordance with the provisions of Section 302A.621 of the Minnesota Statutes and Section 11.30 of the Illinois Statutes.

In connection with such merger, Waters Instruments, Inc. shall assume all of the obligations of International Electric Co. outstanding at the effective time of the merger.

The shares of International Electric Co. shall not be converted into shares of Waters Instruments, Inc. but shall, at the effective time of the merger, be surrendered and extinguished without payment of any cash or the delivery of any other consideration.

The effective time of the merger herein provided for shall be on November 30, 1985, or the date on which Articles of Merger are filed with the Secretary of State, whichever is later.

FURTHER RESOLVED, that the President and Secretary of this corporation be and they hereby are authorized and directed to execute Articles of Merger embodying the foregoing Plan and to cause the same to be filed with the Secretary of State of the States of Minnesota and Illinois.

Filed with the State of Minnesota

November 27, 1985

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

WATERS INSTRUMENTS, INC.

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following Amendment of Section 3.1 of Article 3 of the Articles of Incorporation of Waters Instruments, Inc. was adopted at a meeting of the shareholders of the corporation duly convened and held on the 11th day of May, 1987, by a vote of ninety and 21/100ths percent (90.21%) of the voting power of all shares entitled to vote:

“3.1)        The total authorized number of shares of the corporation shall be 5,120,000 shares, consisting of 120,000 shares of Preferred Stock with a par value of $25 per share and 5,000,000 shares of Common Stock with a par value of $.10 per share.”

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

/s/ Thomas A. Burton
Thomas A. Burton, President

STATE OF MINNESOTA	)
) SS.
COUNTY OF OLMSTED	)

The foregoing instrument was acknowledged before me this 14th day of May, 1987, by Thomas A. Burton, President of Waters Instruments, Inc., a Minnesota corporation, on behalf of the corporation.

(Notarial Seal)	/s/ Rhonda E. Henry
Notary Public
Rhonda E. Henry

Filed with the State of Minnesota

May 20, 1987

Notice of Change of Registered Office

by

WATERS INSTRUMENTS, INC.

Pursuant to Minnesota Statutes, Section 302A.123, the undersigned hereby certifies that the Board of Directors of the above named Minnesota Corporation has resolved to change the corporation’s registered office or agent:

FROM:	Waters Instruments, Inc.
2411 7th Street, N.W.
Rochester, MN 55903

TO:	Waters Instruments, Inc.
2411 7th Street, N.W.
Rochester, MN 55901

The new address may not be a post office box.  It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3.

The effective date of the change will be the 19th day of October, 1988 or the date of filing of this certificate with the Secretary of State, whichever is later.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

/s/ James M. Liberko
James M. Liberko
Treasurer

January 16, 1989

Filed with the State of Minnesota

January 23, 1989

Minnesota Secretary of State

NOTICE OF CHANGE OF REGISTERED OFFICE/

REGISTERED AGENT

Please read the instructions on the back before completing this form.

1.             Entity Name:

                Waters Instruments, Inc.

2.             Registered Office Address (No. & Street):  List a complete street address or rural route and rural route box number.  A post office box is not acceptable.

2950 Xenium Lane North, Suite 108

Plymouth, MN 55441

3.             Registered Agent (Registered agents are required for foreign entities but optional for Minnesota entities):

                If you do not wish to designate an agent, you must list “NONE” in this box.  DO NOT LIST THE ENTITY NAME.

In compliance with Minnesota Statutes, Section 302A.123,303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

/s/ John A. Grimstad
Signature of Authorized Person
John A. Grimstad, Secretary

Name and Telephone Number of a Contact Person:  John A. Grimstad (612) 347-7029

Filed with the State of Minnesota

May 25, 2000

ARTICLES OF MERGER

OF

NORTH CENTRAL PLASTICS, INCORPORATED

(a Minnesota corporation)

INTO

WATERS INSTRUMENTS, INC.

(a Minnesota corporation)

Pursuant to the provisions of Section 302A.621 of the Minnesota Business Corporation Act, the following Articles of Merger are executed on the date hereinafter set forth:

FIRST:                    Attached hereto as Exhibit A is a copy of a Plan of Merger to merge North Central Plastics, Incorporated, a Minnesota corporation (the “Subsidiary”), into Waters Instruments, Inc., a Minnesota corporation and the surviving corporation (the “Parent”).

SECOND:           The Plan of Merger has been approved by the Parent pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

THIRD:               The Subsidiary has 2,439 outstanding shares, all of which are owned by the Parent.

FOURTH:           The Plan of Merger shall be effective as of the close of business on August 6, 2001.

Dated:  August 6, 2001.

WATERS INSTRUMENTS, INC.

By:	/s/ Jerry Grabowski
Its: President

Exhibit A

Plan of Merger with North Central Plastics, Incorporated

RESOLVED, that the following Plan of Merger of North Central Plastics, Incorporated (“NCP”) into Waters Instruments, Inc. (“Waters”) be and it hereby is adopted and approved:

Waters, as the owner of all of the outstanding shares of NCP, shall merge NCP into Waters in accordance with the provisions of Section 302A.621 of the Minnesota Business Corporation Act.

In connection with such merger, Waters, as the surviving corporation, shall assume all of the obligations of NCP outstanding at the effective time of the merger.

The shares of NCP shall not be converted into shares of Waters, but shall, at the effective time of the merger, be surrendered and extinguished without payment of any cash or the delivery of any other consideration.

The effective time of the merger shall be on the date on which the Articles of Merger are filed with the Secretary of State of the State of Minnesota.

FURTHER RESOLVED, that the officers of Waters are authorized and directed to execute Articles of Merger embodying the foregoing Plan and to cause the same to be filed for record in the manner required by law.

Filed with the State of Minnesota

August 6, 2001

Minnesota Secretary of State

NOTICE OF CHANGE OF REGISTERED OFFICE/

REGISTERED AGENT

Please read the instructions on the back before completing this form.

1.             Entity Name:

                Waters Instruments, Inc.

2.             Registered Office Address (No. & Street):  List a complete street address or rural route and rural route box number.  A post office box is not acceptable.

                13705 86th Avenue N., Suite 102

                Minneapolis, MN 55441

3.             Registered Agent (Registered agents are required for foreign entities but optional for Minnesota entities):

If you do not wish to designate an agent, you must list “NONE” in this box.  DO NOT LIST THE ENTITY NAME.

In compliance with Minnesota Statutes, Section 302A.123,303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

/s/ Gregg J. Anshus
Signature of Authorized Person

Name and Telephone Number of a Contact Person: Gregg J. Anshus (507) 252-3773

Filed with the State of Minnesota

March 4, 2002

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

WATERS INSTRUMENTS, INC.

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment to the Articles of Incorporation of Waters Instruments, Inc., amending and restating Article 3 in its entirety, was duly adopted by the shareholders of the corporation on November 22, 2004.

“ARTICLE 3 – CAPITAL STOCK

3.1)          Authorized Shares; Establishment of Classes and Series.  The aggregate number of shares the corporation has authority to issue shall be 60,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 20,000,000 common shares and 40,000,000 undesignated shares.  The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

3.2)          Issuance of Shares.  The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

3.3)          Issuance of Rights to Purchase Shares.  The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

3.4)          Issuance of Shares to Holders of Another Class or Series.  The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.”

The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.

Dated: November 22, 2004

/s/ Jerry W. Grabowski
Jerry W. Grabowski
President and Chief Executive Officer

Filed with the State of Minnesota

November 22, 2005